Exhibit 10.1

AMENDMENT

TO THE

PSS WORLD MEDICAL, INC.

AMENDED AND RESTATED

OFFICER DEFERRED COMPENSATION PLAN

(as amended through July 1, 2004)

This Amendment to the PSS World Medical, Inc. Amended and Restated Officer Deferred Compensation Plan is adopted by PSS World Medical, Inc. (the “Company”) this 26th day of December, 2005.

WHEREAS, the Company maintains the PSS World Medical, Inc. Amended and Restated Officer Deferred Compensation Plan as amended through July 1, 2004 (the “Plan”), a nonqualified deferred compensation plan subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, Section 7.01 of the Plan permits the Company to amend or terminate the Plan so long as such action does not adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status; and

WHEREAS, proposed regulations, issued September 29, 2005 under Code Section 409A, require certain amendments to the Plan be made no later than December 31, 2005 in order to authorize the Plan Administrator to offer the transition elections to participants described in IRS Notice 2005-1, Q&A 20 and 21; and

WHEREAS, the Company wishes to amend the Plan to authorize the Plan Administrator to offer to participants, in its discretion, the transition relief described in Notice 2005-1, Q&A 20 and 21; and

WHEREAS, such amendment will not violate the aforementioned proscriptions pertaining to the Company’s right to amend the Plan; and

WHEREAS, the Company intends to adopt additional amendments to the Plan prior to December 31, 2006 relating to deferrals made on and after January 1, 2005 to incorporate other provisions required by Code Section 409A.

NOW, THEREFORE:

1.	The Plan is amended by adding a new Section 4.06, to read as follows:

“4.06

Notice 2005-1 Transition Relief for Deferral Election Timing. Notwithstanding the foregoing and any other provisions in the Plan concerning timing of initial deferral elections to the contrary, the Plan Administrator has the authority, pursuant to transition relief provided in Q&A 21 of corrected Notice 2005-1, relating to Section 409A of the Internal Revenue Code of 1986, as amended, to permit Participants to make or modify deferral elections with respect to deferrals subject to Code Section 409A that relate all or in part to services performed on or before December 31, 2005, so long as: (i) a deferral election with respect to such compensation is properly filed with the Plan Administrator prior to March 15, 2005; and (ii) the amounts to which the deferral election relate have not been paid or become payable prior to the election.”

2.	The Plan is further amended by adding new Section 4.07, to read as follows:

“4.07	Notice 2005-1 Transition Relief for Termination, Cancellation

Notwithstanding any provisions in the Plan concerning the prohibition of payments to Participants upon a termination of participation in the Plan or the cancellation of a deferral election during a Plan Year to the contrary, the Plan Administrator has the authority, pursuant to transition relief provided in Q&A 20 of corrected Notice 2005-1, to permit a Participant, pursuant to procedures established by the Plan Administrator and with respect to amounts subject to Code Section 409A, to: (a) elect to terminate, or partially terminate, participation in the Plan and receive payment of that portion of his or her vested Account balances payable under the Plan corresponding to the portion of the Plan to which the termination applies; or (b) elect to cancel or reduce a deferral election. An election by a Participant permitted in (a) or (b) hereinabove, shall be made no later than December 31, 2005.”

3.	The Plan is further amended by adding new Section 4.08, to read as follows:

“4.08

Notice 2005-1 Transition Relief—Payments Made to Specified Employees in 2005. Notwithstanding any provisions in the Plan concerning the prohibition of payments to Participants upon a termination of participation in the Plan or the cancellation of a deferral election during a Plan Year to the contrary, if there has been in calendar year 2005 any payments under the Plan to a Participant who qualifies as a “specified employee” (as defined in §1.409A-1(i)(1) of the proposed regulations under Code Section 409A) that were made less than six (6) months after the Participant’s separation from service, then such payments shall be deemed to be a decision by the Participant to revoke his or her deferral pursuant to Q&A 20 of corrected Notice 2005-1 and in accordance with Section 4.07 above.”

Except as amended hereby, the terms of the Plan, subject to operational compliance with corrected Notice 2005-1 and applicable Treasury regulations, remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed by its duly authorized officer on the date first set forth above.

PSS WORLD MEDICAL, INC.

By: /s/ David D. Klarner

Name: David D. Klarner

Its: Vice President